EXHIBIT 23.2

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated February 8, 2006 on the financial statements of Slopestyle Corporation as of December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the inclusion of our name under the heading “Experts” in the Form SB-1 Registration Statement filed with the Securities & Exchange Commission.

/s/  David S. Hall, P.C.

David S. Hall, P.C.

Dallas, Texas

February 27, 2006